ADVENTRX PHARMACEUTICALS RECEIVES NOTICE OF ALLOWANCE FOR PATENT CLAIMS FOR EXELBINE™ (ANX-530)

SAN DIEGO – October 6, 2010 – ADVENTRX Pharmaceuticals, Inc. (NYSE Amex: ANX) today announced it has received a Notice of Allowance from the U.S. Patent and Trademark Office (USPTO) for its U.S. patent application entitled “Compositions for Delivering Highly Water Soluble Drugs.” The patent claims are directed to formulations of vinorelbine bitartrate and provide protection for the Company’s lead product candidate, ANX-530 (vinorelbine injectable emulsion), or Exelbine™. The Notice of Allowance is the USPTO’s official communication that the examination of the patent application has been successfully completed and that, upon timely payment of applicable fees, a patent will be issued. Once issued, before taking into account patent term extension, the patent will provide coverage for Exelbine until July 2024.

“The notice of allowance is a positive step toward the future commercialization of Exelbine and we remain on track to submit a New Drug Application for Exelbine this quarter,” stated Brian M. Culley, Chief Executive Officer of ADVENTRX.

About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a specialty pharmaceutical company whose product candidates are being developed to improve the performance of existing anti-cancer drugs by addressing limitations associated principally with their safety and use. More information can be found on the Company’s web site at www.adventrx.com.

Forward Looking Statements

ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that are based on ADVENTRX’s current expectations and assumptions. Examples of forward-looking statements include, but are not limited to, statements regarding the issuance of, and the protection expected to be provided by, a patent based on ADVENTRX’s U.S. patent application entitled “Compositions for Delivering Highly Water Soluble Drugs” and ADVENTRX’s submission of an Exelbine NDA. Actual events or results may differ materially from those expressed or implied by the forward-looking statements in this press release due to a number of risks and uncertainties, including, without limitation: whether the patent issued based on  the U.S. patent application entitled “Compositions for Delivering Highly Water Soluble Drugs” will provide sufficient protection and  market exclusivity; the risk that any patent issued to ADVENTRX may be challenged, invalidated, infringed or circumvented by third parties, including by ADVENTRX’s competitors; the risk that ADVENTRX may become involved in complex infringement and other intellectual property litigation matters regarding any issued patent, which could be costly and time consuming and may delay development and/or commercialization of Exelbine; the risk that ADVENTRX does not make timely payment of the fees required by the USPTO for issuance of the patent and the patent application is regarded as abandoned; the risk that the FDA does not accept a submitted Exelbine NDA for review, including as a result of identifying clinical or nonclinical reasons for a refusal-to-file or identifying CMC reasons that were not identified in the refusal-to-file of the previously submitted Exelbine NDA; the potential that changes made in transferring the manufacturing process for Exelbine may result in a lack of comparability between the commercial product and the material used in the bioequivalence trial, and that the FDA may require ADVENTRX to perform additional nonclinical, bioequivalence or clinical studies; the potential for the FDA to impose other requirements to be completed before or after approval of an Exelbine NDA; the risk that ADVENTRX’s financial resources will not be sufficient to meet its business objectives and operational requirements; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to revise or update any forward-looking statement set forth in this press release to reflect events or circumstances arising after the date hereof, except as may be required by law.

Company Contact:	Investor Contact:
ADVENTRX Pharmaceuticals Ioana C. Hone (ir@adventrx.com)	Lippert/Heilshorn & Associates, Inc. Don Markley (dmarkley@lhai.com)

858-552-0866 Ext. 303	310-691-7100

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